UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 8, 2021

W.W. Grainger, Inc.
(Exact name of registrant as specified in its charter)

Illinois		1-5684		36-1150280
(State or other jurisdiction of incorporation)		(Commission file number)		(I.R.S. Employer Identification No.)

100 Grainger Parkway,	Lake Forest,	Illinois		60045-5201
(Address of principal executive offices)				(Zip Code)

(Registrant’s telephone number including area code)		847	535-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	GWW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.   Other Events.
On February 3, 2021, W.W. Grainger, Inc. (the “Company”) announced a change to its reportable segments to align with its go-to-market strategies and bifurcated business models (high-touch solutions and endless assortment). Effective January 1, 2021, the Company’s reportable segments are comprised of the following:

•High-Touch Solutions North America (N.A.) – the Company’s high-touch solutions businesses provide value-added MRO solutions that are rooted in deep product knowledge and customer expertise. This segment includes the Grainger-branded businesses in the United States of America (U.S.), Canada, Mexico and Puerto Rico.

•Endless Assortment – the Company’s endless assortment businesses provide a simple, transparent and streamlined experience for customers to shop millions of products. This segment includes the Company’s Zoro and MonotaRO online businesses which operate predominately in the U.S. and Japan.

The Company will classify its remaining international high-touch solutions businesses as “Other” to reconcile to consolidated results. Consistent with current reporting, assets not attributable to a reportable segment are included in “Other current and non-current assets.”

Also, effective January 1, 2021, the Company updated its reporting and accounting policies for corporate cost and intersegment sales transactions as follows:

•Corporate costs, some of which were previously included in “Unallocated expenses”, are now fully allocated to each reportable segment based on benefits received.

•Intersegment sales transactions, which are sales between Grainger businesses presented in separate reportable segments and were previously included in segment-level “Net Sales” and “Gross Profit”, are now eliminated within the segment to present only the impact of third-party sales and respective gross profit. Service fees for intersegment sales, which were previously included in segment-level “Gross Profit” as markup, are now presented as part of segment selling, general and administrative expense.

The Company is issuing this Current Report on Form 8-K in order to provide investors with segment summary historical financial information and segment historical data that is consistent with its new reportable segment structure and reflective of the changes to accounting policies as described above. The schedules in Exhibit 99.1 filed with this Current Report on Form 8-K provide recast unaudited summary financial information and other data according to the new reporting segments for the previously reported years ended December 31, 2018 through December 31, 2020, and the previously reported quarters in the years ended December 31, 2019 and 2020.

All summary financial information on a prospective basis will be presented under the new reportable segments beginning with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021.

The information included in this Form 8-K in no way amends or restates the Company’s previously reported consolidated financial statements for any period and is presented for information purposes only. It does not change the Company's previously reported total assets, liabilities or shareholders' equity or its reported net income or earnings per share, nor does it reflect any subsequent information or events, other than as required to reflect the change in reporting segments as described above. This information should be read in conjunction with the Company’s previously filed reports.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Recast Segment Information of W.W. Grainger, Inc.
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 8, 2021

W.W. GRAINGER, INC.

By:	/s/ Deidra C. Merriwether
Name:	Deidra C. Merriwether
Title:	Senior Vice President and Chief Financial Officer